UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2017

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item. 1.01  Entry into a Material Definitive Agreement.

On November 9, 2017, Aptevo Therapeutics Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Piper Jaffray & Co. (“Piper Jaffray”). The Equity Distribution Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company may issue and sell through Piper Jaffray, acting as sales agent, shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) having an aggregate offering price of up to $17,500,000. The Company has no obligation to sell any Shares under the Equity Distribution Agreement. The sale of the Shares by Piper Jaffray will be effected pursuant to a Registration Statement on Form S-3 to be filed by the Company on November 9, 2017.

Pursuant to the Equity Distribution Agreement, each time the Company wishes to issue and sell Shares under the Equity Distribution Agreement (each, a “Placement”), it will notify Piper Jaffray of the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”).

Upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of the Equity Distribution Agreement, Piper Jaffray will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

Pursuant to the Equity Distribution Agreement, Piper Jaffray may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on The NASDAQ Global Market, on any other existing trading market for the Common Stock or to or through a market maker. The Equity Distribution Agreement provides that Piper Jaffray will be entitled to compensation for its services in an amount equal to 3.0% of the gross proceeds from each Placement.

The Equity Distribution Agreement will terminate upon the issuance and sale of all Shares under the Equity Distribution Agreement or upon the earlier termination thereof at any time by the Company or Piper Jaffray upon notice to the other party.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Equity Distribution Agreement is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item. 2.02.  Results of Operations and Financial Condition.

On November 9, 2017, the Company announced financial and operating results for the period ended September 30, 2017.  A full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this current report on Form 8-K and the press release attached as Exhibit 99.1 hereto is being furnished, but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item. 7.01.  Regulation FD Disclosure.

The Company has prepared investor presentation materials with information about the Company, which it intends to use as part of investor presentations. A copy of the investor presentation materials to be used by management for presentations is attached hereto as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.2,  is being furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Equity Distribution Agreement, dated November 9, 2017, between Aptevo Therapeutics Inc. and Piper Jaffray and Company, LLC.
99.1	Press Release dated November 9, 2017.
99.2	Presentation of Aptevo Therapeutics dated November 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: November 9, 2017	By:	/s/ Shawnte Mitchell
Shawnte Mitchell, Secretary, Vice President and General Counsel